Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2021, relating to the financial statements of Tempest Therapeutics, Inc. appearing in Registration Statement No. 333-255198 on Form S-4 of Millendo Therapeutics, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

July 6, 2021